Exhibit 10.15

No.: ______________

Labor Contract
(English Translation)

Party A (Employer):Sichuan SHESAYS	Party B (Employee):Zhang Yixiang
Cosmetology Hospital Co., Ltd.
Domicile: No.83 Xinnan Road, Wuhou	Gender: XXXX
District, Chengdu City
Age: XX
Education Degree: XXXXXXXX
ID Card No.: XXXXXXXXXXX
Legal Representative: Zhang Yixiang	Home Address: XXXXXXXXXXXXXXXXXXXXXX,
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXX

Under the supervision of Chengdu Labor and Social Security Bureau
Printed by the Labor and Social Security Agency Service Center of Chengdu City

Notes for Contract Signing

1.

Both signing parties shall carefully read this contract to clarify their respective rights and obligations. Both parties of employer and employee shall fully understand the regulations in Labor Contract Law and guarantee to the other party that the provided information related to labor contract is authentic and effective.

2.	The labor contract must be signed by employer’s legal representative or its authorized agent and the employee.

3.

The contract shall be uniformly written with fountain pen or sign pen. The script must be clear and wording shall be correct. The content that requires negotiation by both parties must be explicitly filled in the blank after reaching agreement through negotiation; in accordance with different work posts and work requirements, both parties can select and implement system of working at irregular time or work system with integrative computation of work hours after the regulated procedure has been submitted to and approved by labor administrative department. Once signed, the contract can not be altered. The disputes, if any, on the efficacy of labor contract shall be confirmed by labor dispute arbitration committee or People’s Court.

4.

When Party A recruits Party B, it can sign labor contract with Party B only after inspecting the certificate proving Party B has no labor relationship with other employer provided by Party B; if Party B has not terminated its labor relationship with the former employer or is the retired personnel of Party A, then it is not allowed to sign labor contract. Party A reserves the right to understand the basic conditions related to Party B and labor contract and Party B shall provide true explanations.

5.

For labor contracts with the term of more than 3 months and less than 1 year, the trial period shall not exceed 1 month; for labor contracts with the term of more than 1 year and less than 3 years, the trial period shall not exceed 2 month; for labor contracts with fixed term of more than 3 years or Non-fixed term, the trial period shall not exceed 6 months. The same employer can only make agreement for one trial period with the same employee. The trial period is included in the labor contract’s term.

6.	Social premium shall be paid according to national regulations and both parties can not make agreements through negotiation.

7.

In accordance with the provisions in national employment access system, if Party A requires employing the personnel possessing complicated techniques and related to public’s life safety and consumers’ benefits, it must recruit among those with corresponding professional qualification certificates.

8.	To dissolve or terminate labor contract, Party A shall present certificates for terminating or dissolving labor contract.

9.

If Party A changes name, legal representative, main responsible person or investor and the execution of labor contract is not influenced; if merge or dismantlement occurs to Party A, the original labor contract continues to be valid and shall be executed by the employer inheriting its rights and obligations

10.

Party A shall not sign labor contract with employees against their willing by means of fraud, coercion etc. In addition to agreed service term and competition restriction provisions, the employer shall not agree liquidated damages assumed by employees. The contract text shall be held by the employee can not be kept by employer.

11.

Both Party A and Party B can otherwise sign special agreements on keeping Party A’s commercial secrets and contents & scope of intellectual property rights, rights & obligations, confidentiality term, default liabilities and competitiveness restricts.

According to the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and relevant national regulations, both Party A and Party B have reached this contract through equal negotiation and voluntarily signed the contract for mutual observance of the terms in this Contract.

I. Type and Term of Labor Contract

Article 1: Both Party A and Party B select the first form below to determine the contract’s term:

1. Fixed term: From January 1, 2010 to January 1, 2018.

2. Non-fixed term: From to the time when legal termination conditions occur.

3. The term for completing certain job (task): From to the completion of job (task). _________is the completion sign of job (task).

The trial period agreed by both parties is from to .

The contract shall be terminated on the expiration of contract term. If both parties have agreed to prolong the contract through negotiation, the labor contract can be renewed.

II. Work Content and Workplace

Article 2: Party B agrees to accept the post (job category) of Chief Executive Officer arranged by Party A according to the requirements of Party A’s work. Work. place: Party A’s location.

III. Work Time & Rest and Vacation

Article 3: Party A arranges Party B to implement work system (select one of “standard work hour/ comprehensive calculation of work hour/ Irregular”).

In the implementation of standard work-hour work system, Party B does not work for more than eight hours a day and not more than forty hours per week. Party A, as work requires, can negotiate with trade unions and Party B to prolong work hours, while the prolonged work hour shall usually not more than one hour per day. If the work hour shall be prolonged due to special reasons, the prolonged work hour shall not exceed three hours per day and six hours per month provided that the health conditions of Party A are guaranteed.

If the labor security administrative department approves the implementation of work system with integrative computation of work hours, the actual working hours within the integrative calculation period (statutory holidays excluded) shall not exceed the statutory standard working time within calculation period and the exceeded part shall be handled as prolonged working time. Party A shall pay Party B for prolonged working time according the regulations on prolonged working time. For personnel engaged in the work with physical strength of level 3 or more (level 3 included), the daily continuous working hours shall not exceed eleven hours and each week shall at least have one day for rest.

It is approved by labor security administrative department that system of working at irregular time can be implemented.

Article 4: Party B enjoys all the rest and vacation rights under national regulations and arranged by the unit within the contract term.

IV. Labor Protection, Working Conditions and Protection against Occupational Hazards

Article 5: Party A shall strictly implement relevant state and local laws, rules and regulations on labor protection to Provide B with necessary working conditions and establish & improve working regulations and occupational safety & health system.

Article 6: If Party B is engaged in operations with occupational diseases & hazards, Party A shall organize occupational health examination before going on-duty and leaving a position according to relevant national regulations and occupational health examination shall be regularly conducted on Party B.

Party A shall provide labor protection for minors and women workers during pregnancy, childbirth, breast-feeding in accordance with relevant national regulations.

Article 7: Party A shall be obliged to provide education and training concerning business technology, occupational safety & health and relevant rules and regulations.

Article 8: Party B has the right to refuse illegal orders and compulsory commands to take risks in operations given by Party B and criticize & report to relevant departments for impeach and accuse if Party A and its management disregard Party B’s life safety and physical health.

V. Labor Remuneration

Article 9: Both parties determine that Party B implements the first type of wage form below:

l. Implementing monthly wage system. Party B’s monthly wage is RMB 30,300 Yuan, including the wage during trial period of RMB Yuan.

2. Implementing piecework wage system. The unit price of piecework is RMB Yuan.

3. The wage system shall be implemented according to the wage payment system formulated by Party A according to laws.

Article 10: Party A shall pay Party B wage with legal currency before the 20th day of each month and shall not deduct or default. Party A shall also make written recording of the wage payment conditions, e.g. time, amount, number of working days, signature, etc., and provide Party B with a wage list for future reference.

As economic benefit is growing, Party A shall make appropriate adjustment of Party B’s wage. Party A shall pay Party B's wages and shall not violate relevant national regulations on minimum wage.

Article 11: If Party A arranges Party B to prolong daily work time, it shall pay the wage that is not less than 150% of Party B’s wage; if Party B is arranged to work on rest days and compensatory leave can not be arranged, Party B shall be paid with the wage that is not less than 200 % of Party B’s wage; if Party B is arranged to work on legal holidays, Party B shall be paid with the wage that is not less than 300% of Party B’s wage.

Article 12: Party B shall, according to law, have the access to paid annual leave, home leave, marriage leave, bereavement leave and family planning (birth) leave, etc. During holidays, Party A shall pay Party B wage according to relevant national and local standards.

VI. Social Insurance and Welfare Benefits

Article 13: Party A shall pay sufficient basic pension, basic medical, unemployment, work injury and maternity insurance premium for Party B according to national & local laws, regulations and policies on social security; individual part of social insurance premium can be withheld from Party B’s wage.

Article 14: The wage and medical insurance for Party B with occupational diseases or work related injury shall be executed in accordance with relevant national, provincial and municipal regulations.

Article 15: If Party B suffers illness or work related injury, the sick pay and medical benefits shall be executed in accordance with relevant national, provincial and municipal regulations or rules and regulations made by Party A in accordance with the national laws, regulations and policies.

VII. Labor Discipline and Rules & Regulations

Article 16: Rules & regulations and labor disciplines formulated by Party A shall be publicized or informed to Party B and shall be strictly adhered to by Party B. If Party B does not continue to work for Party A, the property and information occupied during work period shall be returned in transacting handover and check-out procedures.

VIII. Changes of Labor Contract

Article 17: The contract can be changed through negotiation by both Party A and Party B.

Article 18: If there is any change in the laws, administrative regulations and rules, according to which the contract is concluded, relevant contents of the contract shall be changed.

Article 19: If there is any significant change in objective circumstances, based on which the contract is concluded, resulting in impossible performance of the contract, relevant contents of the contract shall be changed through negotiation by both Party A and Party B.

IX. Termination of Labor Contract

Article 20: The contract can be terminated through negotiation by both Party A and Party B.

Article 21: In case of one of the following circumstances of Party B, Party A may terminate this contract:

l. Party B is proved to be unqualified during the trial period;

2. Serious violation of labor disciplines or rules & regulations of Party A;

3. Party B’s gross negligence and malpractice cause significant harm to the interests of Party A;

4. The employee simultaneously establishes labor relations with other employer, causing serious influence on the task completion of this unit, or the employee refuses to correct after the being required by employer;

5. If the labor contract is concluded or changed by fraud and coercion means or taking advantage of other’s precarious situation in violation of the true meaning of the other party;

6. Party B was investigated for criminal responsibility according to law

Article 22: In case of one of the following circumstances, Party A may terminate the labor contract after notifying Party B in written form thirty days in advance or pay the employee one additional month's salary:

1. Party B suffers illness or non-work related injury and can not do the work arranged by Party A after the expiration of prescribed medical treatment;

2. Party B is incompetent for the work and still can not do the work even after training or work adjustment;

3. If there is any significant change in objective circumstances, based on which the contract is concluded, resulting in impossible performance of the contract and agreements can not be reached between both parties through negotiation on changing the contract’s contents.

Article 23: If it is required to reduce personnel due to that Party A is on the brink of bankruptcy, serious difficulties occur in statutory consolidation or production & operation and there is any significant change in objective economic circumstances, based on which major technological innovation, change of business, operation mode adjustment are conducted and labor contract is concluded, then the contract can be terminated after explaining the conditions to trade union or all employees 30 days in advance, listen to the views of trade unions or employees and reporting to labor security administrative department.

Article 24: In case of one of the following circumstances of Party B, Party A shall not dissolve or terminate this contract according to Article 22 and 23 in this contract:

1. The employees exposing to occupational hazards in work that have not undergone pre-departure occupational health examination, or suspected occupational patients in diagnose or medical observation period;

2. Those suffer occupational disease or work related injury in the unit and are confirmed by the work ability evaluation committee to be full or partial loss of work ability;

3. Those suffering illness or non-work related injury in the prescribed medical treatment period;

4. Female workers during pregnancy, childbirth and lactation;

5. Those have worked in this unit for fifteen successive years and are less than five years away from the legal retirement age;

6. Other cases specified in laws and administrative regulations.

Article 25: Party B can terminate this contract through notifying Party A in written form thirty days in advance. In trial period, Party B can terminate this contract through notifying Party A three days in advance.

Article 26: In case of any of the following circumstances of Party A, Party B may terminate this contract through notifying Party A at any time:

1. Party A does not pay social insurance premiums according to law for Party B;

2. Party A forces Party B to work through means of violence, intimidation or illegal restrictions of personal freedom;

3. Party A can not pay labor remuneration or provide labor protection or working conditions in accordance with the provisions of this contract;

4. It is confirmed by relevant state departments that the labor safety conditions of Party A are harsh and seriously endanger personal safety and health of Party B;

5. The employer's rules and regulations violate the provisions in laws & regulations and undermine employee’s rights;

6. If the labor contract is concluded or changed by fraud and coercion means or taking advantage of other’s precarious situation in violation of the true meaning of the other party; X. Termination of Labor Contract

Article 27: In case of one of the following circumstances, the labor contract is terminated:

1. The labor contract expires;

2. Party B begins to enjoy the basic old-age insurance benefits;

3. Party B dies, or is declared dead or missing by the People's Court;

4. Party A is declared bankrupt by the People's Court;

5. Party A’s business license is revoked and he is ordered to close down and revoke or Party A decides to dissolve in advance;

6. Other cases specified in laws and administrative regulations.

XI. Liabilities of Breach

Article 28: Both Party A and Party B reach the following agreements on the liabilities for breaching labor contract: If Party B breaches contract, then Party B shall pay Party A:

1. Expenses paid by the company for recruitment;

2. Training costs paid by the company shall be handled according to Special Training Agreement;

3. Direct economic loss caused to production, operation, scientific research and administration;

4. Other damages agreed in the labor contract.

Article 29: Party A takes measures to protect the confidentiality of trade secrets. Party B shall bear the obligation of confidentiality; if there is competition restriction provision, Party A shall monthly pay Party B certain amount of compensation within the competition restriction period after Party A dissolving or terminating the labor contracts; when the labor contract is dissolved or terminated, Party B shall return the confidential information of Party A.

Both parties agree: Implementing according to confidentiality agreement XII.Labor Disputes Treatment

Article 30: Labor disputes occur in the performance of this contract, the relevant party may apply to the labor dispute mediation committee for mediation; if mediation fails, either party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within the statutory time limit.

XIII. Other Agreed Matters

Article 31: Both Party A and Party B agree that Party A can adjust the agreed matters of Party B’s work post and workplace according to work requirements and work ability of Party B:

Article 32: Other matters agreed upon by both Party A and Party B:

1. Party B confirms that before signing this contract Party A has clearly told all the contidions of Party A that Party B wants to know. Party B guarantees the provided ID card, education certificate, experience explanation and examination results, etc. are authentic, or this contract will be deemed invalid.

2. Party B confirms that before signing this contract he has carefully read this contract, clearly understood Party A’s rules and regulations and has no objection against Party A’s rules and regulations.

3. Party B agrees to use the current residential address set out in the contract as the address for Party A to deliver documents. If the current residential address set out in the contract changes, Party B shall notify Party A in written form within 3 days after the change, or the document will be deemed to have been delivered to Party B if Party A posts the delivered document to the current residential address set out in the contract, regardless of whether Party B has actually received, and the consequences shall be assumed by Party B.

XIV. Supplementary Provisions

Article 33: For outstanding issues of this contract, both parties can sign a supplementary contract and special agreement. If no special agreements, the execution shall be made according to relevant state regulations. The inconsistency of the terms in the contract with relevant national, provincial and municipal regulations shall be subject to relevant regulations.

Article 34: The contract is in duplicate, each of which is held by each party, and comes into force after being signed (sealed) by both Party A and Party B. This contract has 8 pages. It will be invalid if it is altered or signed by others without lawful authorization.

Party A: Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (Seal)	Party B: Zhang Yixiang

Legal Representative or Authorized Agent: Zhang Yixiang

Signing Date: January 1, 2010	Signing Date: January 1, 2010

(Formulated in November 2008)